J. W. BROWN (1911-1995)   BROWN, CUMMINS & BROWN CO., L.P.A.
JAMES R. CUMMINS           ATTORNEYS AND COUNSELORS AT LAW     JOANN M. STRASSER
ROBERT S BROWN                   3500 CAREW TOWER            AARON A. VANDERLAAN
DONALD S. MENDELSOHN              441 VINE STREET            LAWRENCE A. ZEINNER
LYNNE SKILKEN                 CINCINNATI, OHIO 45202
AMY G. APPLEGATE             TELEPHONE (513) 381-2121             OF COUNSEL
KATHRYN KNUE PRZYWARA       TELECOPIER (513) 381-2125          GILBERT BETTMAN
MELANIE S. CORWIN                                                 (1918 - 2000)




                                                                November 1, 2000


Sparrow Funds
225 South Meramec Avenue, Suite 732
Saint Louis, Missouri  63105

         Re: Sparrow Funds, File Nos. 333-59877 and 811-08897

Gentlemen:

      A legal opinion that we prepared was filed with the Registrant's Registration Statement (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 3 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.


                                            Very truly yours,

                                             /s/


                                            BROWN, CUMMINS & BROWN CO., L.P.A.